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                                                                   EXHIBIT 5.1

                       Opinion of Ballard Spahr Andrews & Ingersoll, LLP

                                  June 7, 2001

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York  11042

         Re: Registration Statement on Form S-8: 1998 Equity Participation Plan

Ladies and Gentlemen:

        We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 3,000,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the Company's 1998 Equity Participation Plan (the "Plan").

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

        The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

               The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

               The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

               A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

               Resolutions adopted by the Board of Directors of the Company relating to (i) the approval of the Plan and (ii) the issuance and registration of the Shares, certified as of the date hereof by an officer of the Company;

               Resolutions adopted by the stockholders of the Company relating to the approval of the Plan, certified as of the date hereof by the Secretary of the Company;

               A certificate executed by an officer of the Company, dated as of the date hereof;

               The Plan; and

               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

        1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.


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        2. Each individual executing any of the Documents on behalf of a party
        (other than the Company) is duly authorized to do so.

        3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

        4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5. The Shares will not be transferred in violation of any restriction or limitation contained in the Charter.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        2. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        3. The Shares have been duly authorized for issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in the manner described in the Plan, will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company, in connection with its opinion to be issued in connection with the Registration Statement) without, in each instance, our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                    Very truly yours,

                                    BALLARD SPAHR ANDREWS & INGERSOLL, LLP